UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 26, 2009
Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2114 Central Street, Suite 600, Kansas City, MO 64108
(Address of principal executive offices) (Zip Code)

(816) 237-7000
(Registrant’s telephone number, including area code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 – Entry into a Material Definitive Agreement.

On April 26, 2009, NovaStar Financial, Inc. (“NovaStar”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Advent Financial Services, LLC (“Advent”) and Mark A. Ernst (“Ernst”).  Advent is a start-up company with the goal of providing tailored banking accounts and low cost small-dollar banking services to meet the needs of underserved low- and moderate-income consumers.   Pursuant to the Purchase Agreement, NovaStar will acquire 70% of the fully diluted membership interests in Advent in exchange for an initial payment of $2,000,000 and, upon Advent’s achievement of certain financial metrics for the twelve months ended April 30, 2010, an additional payment of $2,000,000.   The closing of the transaction is expected to occur upon the satisfaction of the closing conditions set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants by the parties and includes customary termination provisions.  There can be no assurance that the closing contemplated by the Purchase Agreement will occur.  The description contained herein of the Purchase Agreement is qualified in its entirety by reference to the terms of the Purchase Agreement attached hereto as an exhibit and incorporated herein by this reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 8.01 below.

Item 8.01 – Other Events.

As previously disclosed in a Current Report on Form 8-K filed on February 24, 2009, on February 18, 2009, NovaStar and certain of its affiliates entered into agreements with NovaStar Capital Trust I, NovaStar Capital Trust II (collectively, the “Trusts”) and the holders of trust preferred securities issued by the Trusts to settle the claims of the holders of the trust preferred securities arising from the failure of NovaStar Mortgage, Inc. (“NMI”) to make scheduled quarterly interest payments on certain unsecured junior subordinated notes issued by NMI to the Trusts.

As part of the settlement, the existing preferred obligations would be exchanged for new preferred obligations.  The settlement and exchange of the preferred obligations were contingent upon, among other things, the dismissal of the petition for involuntary Chapter 7 bankruptcy entitled In re NovaStar Mortgage, Inc. (Case No. 08-12125-CSS) filed against NMI by the holders of the trust preferred securities in U.S. Bankruptcy Court for the District of Delaware in Wilmington, Delaware (the “Bankruptcy Court”).  On March 9, 2009 the Bankruptcy Court entered an order dismissing the involuntary proceeding.

 On April 27, 2009 (the “Exchange Date”) the parties completed the exchange of the existing preferred obligations for new preferred obligations.   On the Exchange Date, NovaStar paid interest due through December 31, 2008, in the aggregate amount of $5.3 million and $0.3 million in legal and administrative costs on behalf of the Trusts.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits
10.62	Securities Purchase Agreement, dated as of April 26, 2009, by and among NovaStar Financial, Inc., Advent Financial Services, LLC and Mark A. Ernst.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: April 30, 2009	/s/ Rodney E. Schwatken
Rodney E. Schwatken
Chief Financial Officer